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                                                                     EXHIBIT 5.1

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MANATT
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PHELPS
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PHILLIPS
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ATTORNEYS AT LAW


July 2, 1997




Transcrypt International, Inc.
4800 NW 1st Street
Lincoln, Nebraska  68521

          RE: TRANSCRYPT INTERNATIONAL, INC. 1996 STOCK INCENTIVE PLAN

Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Transcrypt International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,200,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), that may be issued in the aggregate under the Company's 1996 Stock Incentive Plan (the "Plan").

                  In rendering this opinion, we have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also obtained from officers of the Company certificates as to such factual matters as we considered necessary for the purposes of this opinion, and insofar as our opinion is based on matters of fact upon which conclusions of law are expressed, we have relied upon such certificates. While we have no reason to believe that the officers executing such certificates did not have personal knowledge of the matters contained therein, or did not accurately set forth such knowledge in such certificates, we did not independently verify the matters set forth in such certificates.

                  Based upon the foregoing and such further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming, without further inquiry, that (i) all awards granted under the Plan to date have been, and all awards to be granted under the Plan will be, duly and validly granted in accordance with the terms of the Plan, (ii) the consideration for the shares of Common Stock to be issued pursuant to the exercise of such awards will be received prior to the issuance thereof, (iii) the shares of Common Stock to be issued pursuant to the exercise of such awards will be issued in accordance with the terms of the Plan and the various agreements, (iv) the Registration Statement will become effective under the Securities Act prior to the issuance of any shares of Common Stock under the Plan and no stop order suspending the effectiveness of the

                         MANATT, PHELPS & PHILLIPS, LLP

        11355 West Olympic Boulevard, Los Angeles, California 90064-1614
                         310-312-4000 - FAX 310-312-4224

                   Los Angeles - Washington, D.C. - Nashville

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Transcrypt International, Inc.
July 2, 1997
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Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or be pending before the Commission, (v) a prospectus will be updated and delivered to participants in the Plan as required by the Securities Act and the rules and regulations promulgated by the Commission thereunder and (vi) the grant of such awards and the issuance of shares of Common Stock upon the exercise thereof will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act, as to which this opinion is addressed), upon which assumptions the opinions contained herein are expressly conditioned, we are of the opinion that:

                  If, as and when the shares of Common Stock have been issued and sold pursuant to exercise of awards granted under the terms of the Plan, the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

                  The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the Securities Act and the rules and regulations promulgated by the Commission thereunder, to present judicial interpretations thereof and to facts as they presently exist. We assume no obligations to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

                  This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Respectfully submitted,


                                       /s/ Manatt, Phelps & Phillips, LLP
                                       -----------------------------------------
                                       Manatt, Phelps & Phillips, LLP